Exhibit 99.4

SUBSCRIPTION OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[WCF Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by WCF Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the WCF Bancorp, Inc. Prospectus dated May     , 2016. Refer to the WCF Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the Subscription Offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: Order #: Number of Shares Requested: Offering Category: (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of WCF Financial Bank with aggregate balances of at least $50 as of the close of business on December 31, 2014;

2.	WCF Financial Bank’s Employee Stock Ownership Plan;

3.	Depositors of WCF Financial Bank with aggregate balances of at least $50 as of the close of business on , 2016;

4.	Depositors of WCF Financial Bank as of the close of business on , 2016 and borrowers of WCF Financial Bank as of August 12, 1994 whose borrowing remained outstanding as of , 2016.

COMMUNITY OFFERING

5.	Residents in Hamilton and Buchanan Counties, Iowa;

6.	Webster City Federal Bancorp’s public stockholders as of , 2016; and

7.	General Public.

Thank you for your order,

WCF BANCORP, INC.

STOCK INFORMATION CENTER

1-(877)         -

FINAL REMINDER PROXYGRAM (if needed)

[WCF Financial Bank’s Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Member,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of                     , our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- ( ) - (toll-free)
DAYS/HOURS:
Monday - Friday
a.m. to p.m., Central Time

I appreciate your participation.

Sincerely,

Stephen L. Mourlam

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by WCF Financial Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our Plan of

Conversion (the “Plan”).

•	The Plan will not result in changes to our staff or your account relationships with WCF Financial Bank.

•	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877)         -        ,

from 9:00 a.m. to 3:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[WCF Financial Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR SUBSCRIPTION STOCK OFFERING

EXPIRES                  , 2016

We are conducting an offering of shares of our common stock

UP TO 1,868,750 SHARES

COMMON STOCK

(subject to increase to 2,149,063 shares)

$8.00 Per Share

THIS SUBSCRIPTION OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON                  , 2016

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)         -            ,

from 9:00 a.m. to 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[WCF Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call                     , our

Independent Voting Agent, at 1-(        ) -         -

(toll-free), Monday through Friday,

         a.m. to          p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[WCF Financial Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Conversion. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877)         -            , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

[WCF Financial Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our customers and stockholders as of             , 2016 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion (the “Plan”).

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)         -            , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our customers and stockholders as of             , 2016 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion. If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

CUSTOMERS VOTE HERE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

STOCKHOLDERS VOTE HERE NOW www.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Stephen Mourlam, President and CEO of WCF Financial Bank, calling with a quick message. Within the next few days, you will be receiving a package or packages from us about our stock offering and asking you to vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of WCF Financial Bank.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials. Suggestion: email this on [Date].)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a WCF Financial Bank customer on             , 2016, you recently received a large white envelope containing proxy materials requesting your vote on our Plan of Conversion (the “Plan”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, phone or Internet.

Without sufficient favorable votes, we cannot implement the Plan. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Do you have questions about the Plan or voting?

Please call our Information Center, toll-free, at 1-(877)         -            , Monday through Friday, 9:00 a.m. to 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{WCF Financial Bank LOGO}

[Insert Bank LOGO]

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. To accomplish the conversion, WCF Bancorp, Inc., newly formed to own WCF Financial Bank is offering shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure, describing the offering, the proxy vote and the Plan.

THE PROXY VOTE

Your vote is extremely important for us to meet our goals. Although we have received regulatory approval to implement the Plan, we must receive the approval of our customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at WCF Financial Bank. Please vote all of the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our board of directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to balances, interest rates or other terms of your accounts at WCF Financial Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING

As an eligible customer of WCF Financial Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $8.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to WCF Financial Bank’s main office located at 401 Fair Meadow Drive, Webster City, Iowa, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                     , 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a WCF Bancorp, Inc. stockholder. Thank you for your continued support as a WCF Financial Bank customer.

Sincerely,

Stephen L. Mourlam

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

[Insert HC LOGO]

Dear Friend:

I am pleased to tell you about an investment opportunity. WCF Bancorp, Inc., newly formed to own WCF Financial Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either December 31, 2014 or                     , 2016, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed Prospectus and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to WCF Financial Bank’s main office located at 401 Fair Meadow Drive, Webster City, Iowa, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                     , 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a WCF Bancorp, Inc. stockholder. Thank you for your continued support.

Sincerely,

Stephen L. Mourlam

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

[Bank Logo]

Dear Valued Customer:

I am pleased to tell you that pursuant to a Plan of Conversion (the “Plan”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Also, pursuant to the Plan, WCF Bancorp, Inc., newly formed to own WCF Financial Bank, is conducting an offering of its common stock.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received regulatory approval to implement the Plan, we must also receive the approval of WCF Financial Bank customers in favor of the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at WCF Financial Bank. Please vote all the Proxy Cards you receive — none are duplicates. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN.

Although you may vote on the Plan, we regret that WCF Bancorp, Inc. is unable to offer its common stock to you because the small numbers of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or voting, please refer to the enclosed information or call our Information Center.

Sincerely,

Stephen L. Mourlam

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll-free, at 1-(877)             -            ,

from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

B

[Insert HC LOGO]

Dear Interested Investor:

I am pleased to tell you about an investment opportunity. WCF Bancorp, Inc., newly formed to own WCF Financial Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of WCF Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to WCF Financial Bank’s main office located at 401 Fair Meadow Drive, Webster City, Iowa, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on                     , 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call the Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a WCF Bancorp, Inc. stockholder.

Sincerely,

Stephen L. Mourlam

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by WCF Bancorp, Inc. as selling agent in connection with the offering of WCF Bancorp, Inc. common stock.

At the request of WCF Bancorp, Inc., we are enclosing materials regarding the offering of shares of WCF Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S) REQUIRING

YOUR PROMPT VOTE.

PLEASE VOTE EACH CARD.

THERE ARE NO

DUPLICATE CARDS!

THANK YOU!

PG0

[Insert Bank LOGO]

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK IN THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)          -

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s)

we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION (THE “PLAN”).

Your board of directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK IN THE OFFERING,

NOR DOES IT AFFECT YOUR WCF FINANCIAL BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)         -

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday,

except bank holidays.

[Insert Bank LOGO]

PG2

[Insert Bank LOGO]

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION (THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our voting customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at WCF Financial Bank. Deposit

accounts will continue to be insured by the FDIC, up to the

maximum legal limits. Voting does not require

you to purchase common stock in the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)         -            ,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday,

except bank holidays.

PG3

Questions and Answers

About Our Plan of Conversion and Related

Stock Offering

[Insert HC LOGO]

This pamphlet answers questions about our plan of conversion and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our board of directors has determined that the Plan of Conversion is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the Plan of Conversion?

A.	Under our Plan of Conversion (the “Plan”), our organization is converting from the partially public mutual holding corporate structure to the fully public stock holding company corporate structure. As of December 31, 2015, WCF Financial, M.H.C. owned 82.7% of the common stock of Webster City Federal Bancorp. The remaining 17.3% of the common stock is owned by public stockholders. As a result of the conversion, our newly formed corporation, WCF Bancorp, Inc. (“WCF Bancorp”) will own WCF Financial Bank. Shares of common stock of WCF Bancorp representing the ownership interest of WCF Financial, M.H.C. in Webster City Federal Bancorp, as adjusted for the assets of WCF Financial, M.H.C., are currently being offered for sale.

At the completion of the conversion, public stockholders of Webster City Federal Bancorp will exchange their shares of common stock for newly issued shares of common stock of WCF Bancorp maintaining their approximate percentage ownership in our organization immediately prior to the conversion, as adjusted for the assets of, WCF Financial, M.H.C.

At the completion of the conversion, 100% of the common stock of WCF Bancorp will be owned by public stockholders. WCF Financial, M.H.C.’s shares of Webster City Federal Bancorp will be cancelled, and Webster City Federal Bancorp and WCF Financial, M.H.C. will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for the conversion and offering are to: transition us to a more familiar and flexible holding company structure, eliminate some of the uncertainties associated with the mutual holding company structure under financial reform legislation and regulations, improve the trading liquidity of our shares of common stock, enhance our regulatory capital position, and to facilitate future mergers and acquisitions.

Q.	Is WCF Financial Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of December 31, 2015, WCF Financial Bank was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in the day-to-day activities of WCF Financial Bank as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. WCF Financial Bank will continue to operate as an independent bank.
Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received regulatory approval, the Plan is also subject to approval by stockholders and our voting customers.

Q.	Why should I vote “FOR” the Plan?

A.	Your vote “For” the Plan is extremely important to us. Each eligible WCF Financial Bank customer as of , 2016 received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the Plan. The Plan cannot be implemented without stockholder and customer approval. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.	Depositors at the close of business on , 2016 are entitled to one vote for each $100 or fraction thereof on deposit. Additionally, each borrower as of August 12, 1994 who remained a borrower as of , 2016 will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account on , 2016, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	WCF Bancorp is offering for sale between 1,381,250 and 1,868,750 shares of common stock (subject to increase to 2,149,063 shares) at $8.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of WCF Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of WCF Financial Bank with aggregate balances of at least $50 at the close of business on December 31, 2014;

Priority  #2 — Our employee stock ownership plan;

Priority #3 — Depositors of WCF Financial Bank with aggregate balances of at least $50 at the close of business on                      2016; and

Priority #4 — Depositors of WCF Financial Bank at the close of business on                     , 2016 and borrowers of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Shares not sold in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given to natural persons including trusts of natural persons residing in Hamilton and Buchanan Counties, Iowa and then to Webster City Federal Bancorp’s public stockholders as of , 2016. Remaining shares may be offered to members of the general public. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to WCF Financial Bank’s main office, located at 401 Fair Meadow Drive, Webster City, Iowa, or by mail using the Stock Order Reply Envelope provided. Please do not mail Stock Order Forms to WCF Financial Bank.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central Time, on , 2016. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to WCF Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. WCF Financial Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your WCF Financial Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at WCF Financial Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at % per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your WCF Financial Bank deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($200). The maximum number of shares that may be purchased by an individual or individuals exercising subscription rights through a qualifying account held jointly is 25,000 shares ($200,000). Additionally, no individual, together with any associates, and no group of persons acting in concert with such individual, may purchase more than 25,000 shares ($200,000).

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the

Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my WCF Financial Bank individual retirement account (“IRA”) to purchase shares?

A.	You may use funds currently held in retirement accounts with WCF Financial Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at WCF Financial Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2016 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from WCF Financial Bank to pay for shares?

A.	No. WCF Financial Bank, by regulation, may not extend a loan for the purchase of WCF Bancorp common stock during the offering. Similarly, you may not use existing WCF Financial Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond , 2016, or the number of shares of common stock to be sold is increased to more than 2,149,063 shares or decreased to less than 1,381,250 shares.

Q.	Are directors and executive officers of WCF Financial Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 9,425 shares ($75,400). Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 16,888 shares of commons stock, or 1.0% of our total outstanding shares at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of WCF Bancorp.

Q.	Will the stock be insured?

A.	No. Like any common stock, WCF Bancorp common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Webster City Federal Bancorp currently pays a quarterly dividend of $0.05 per share, or $0.20 per share on an annualized basis. After the completion of the conversion and offering, we intend to continue to pay cash dividends on a quarterly basis. Initially, we expect the quarterly dividends to be $0.05 per share, which equals $0.20 per share on an annualized basis and an annual yield of 2.5% based on a price of $8.00 per share. The amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	How will WCF Bancorp shares trade?

A.	Upon completion of the conversion and stock offering, WCF Bancorp shares will replace the existing shares of Webster City Federal Bancorp and will be quoted on the OTCPK under the symbol “WCFB.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell WCF Bancorp shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.	All shares of WCF Bancorp common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.	The outstanding shares of Webster City Federal Bancorp common stock held by stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of WCF Bancorp common stock. The number of shares of WCF Bancorp common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of WCF Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) - , from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

REVOCABLE PROXY

WCF FINANCIAL BANK

SPECIAL MEETING OF MEMBERS

                    , 2016

The board of directors recommends a vote “FOR” the proposal stated above. The board of directors is soliciting your proxy.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

(Continued on reverse side)

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▲ Fold and detach the above Proxy Card here ▲

Please Support Us.

Your board of directors recommends that

you vote “FOR” the Approval of the Plan of Conversion.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO

VOTING AGAINST THE PLAN.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST
Please vote by marking one of the following boxes: 1. The approval of the plan of conversion (the “Plan”), as described in the proxy statement.	☐	☐

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON.

All votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the              at said Special Meeting of the customers decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and attached Proxy Statement dated                     , 2016 prior to the execution of this Proxy.

Signature (REQUIRED):                                                                                            Date:                           , 2016

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

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▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PLAN.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

available through 11:59 P.M., Central Time, on                     , 2016.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

VOTE BY INTERNET		VOTE BY TELEPHONE (TOLL FREE)		VOTE BY MAIL

www.myproxyvotecounts.com

Use the Internet to vote your proxy.

Have the Proxy Card in hand when

you access the web site. You will

need to enter online the 12 digit

Control Number in the box above.

(Each Proxy Card has a unique

Control Number).

OR

1-(866) 437-4667

Use any touch-tone telephone to

vote your proxy. Have your Proxy

Card in hand when you call. You

will need the 12 digit Control

Number in the box above. (Each

Proxy Card has a unique Control

Number).

			OR	☑ Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.